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                                                                 EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on
Form S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and
333-08573), and Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-14115,
and 333-14613), of our report dated September 19, 1996, on our audits of the combined balance sheet of Grand Central Sanitation, Inc. and Related Companies as of December 31, 1995, and the related combined statements of income, stockholders' equity and cash flows for the year then ended, which is included in this Current Report on Form 8-K/A.


                                        BUCKNO LISICKY & COMPANY

Allentown, Pennsylvania
November 13, 1996